EXHIBIT 99.1

CNS Announces Special Meeting and Record Dates for Stockholder Meeting to Approve Acquisition by GlaxoSmithKline

December 19, 2006 set as the date of the Special Meeting

Minneapolis, MN (November 10, 2006) — CNS, Inc. (NASDAQ: CNXS) today announced that it has set December 19, 2006 as the date of the Special Meeting of Stockholders to vote on the Company’s proposed merger with a subsidiary of GlaxoSmithKline plc (“GSK”) that was announced by CNS and GSK on October 9, 2006. The proposed merger provides for outstanding shares of CNS common stock to be exchanged for $37.50 per share in cash. The Company has set November 9, 2006 as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting.

Subject to CNS stockholder approval, the expiration of the waiting period for the merger under the Hart-Scott-Rodino Antitrust Improvements Act, and the other terms and conditions of the merger agreement, CNS expects that the merger will be completed as promptly as practicable after the Special Meeting of Stockholders. The Hart-Scott-Rodino waiting period is scheduled to expire at midnight November 20, 2006, unless terminated earlier or extended by the Federal Trade Commission or the Department of Justice.

CNS currently expects to mail the proxy statement to stockholders on or before November 17, 2006.

Caution Regarding Forward-Looking Statements

Any statements made regarding the proposed merger transaction between CNS and GSK, the expected timetable for completing the transaction, the satisfaction of closing conditions, timing or satisfactory receipt of regulatory or CNS stockholder approvals, future products or market growth, and any other statements regarding CNS’ future expectations, beliefs, goals or prospects are forward-looking statements which are subject to risks and uncertainties. For a more complete list and description of such risks and uncertainties, refer to CNS’ Annual Report on Form 10-K for the year ended March 31, 2006 and Quarterly Report on Form 10-Q for the period ended September 30, 2006, as well as other filings by CNS with the Securities and Exchange Commission (the “SEC”). Actual results may differ materially from those contained in the forward-looking statements in this document. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. CNS undertakes no obligation and does not intend to update any forward-looking statements after the date of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Important Merger Information

On October 30, 2006, the Company filed a preliminary proxy statement with the SEC in connection with a special meeting of stockholders to approve the proposed merger with GlaxoSmithKline plc. Stockholders and investors are advised to read the definitive proxy statement and any other definitive additional soliciting materials when they become available because they will contain important information about the merger and the Company. Stockholders and investors may obtain a free copy of these proxy materials and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov. Free copies of the definitive proxy statement, once available, and the Company’s other filings with the SEC, may also be obtained from the Company at www.cns.com by clicking on the “Investors” tab and then following the link at “Financial Information” to “SEC Filings.” Free copies of the Company’s filings may be obtained by directing a written request to CNS, Inc., 7615 Smetana Lane, Eden Prairie, Minnesota 55344, Attention: Samuel E. Reinkensmeyer or by telephone at 952-229-1500.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from the Company’s stockholders in favor of the merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s preliminary proxy statement filed on October 30, 2006 and definitive proxy statement filed with the SEC on July 7, 2006. These documents are available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.

About CNS, Inc.

CNS, based in Minneapolis, designs and markets consumer health care products, including Breathe Right® nasal strips and FiberChoice® dietary fiber supplements. The company focuses on products that address important consumer needs within the aging well/self-care market, including better breathing and digestive health. Its common stock is listed on the Nasdaq National Market under the ticker symbol “CNXS.” More information about CNS and its products is available at www.cns.com.